                                                 File No. 70-8307


               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

               __________________________________

                 POST-EFFECTIVE AMENDMENT NO. 7
                               TO
                            FORM U-1
               __________________________________

                   APPLICATION OR DECLARATION

                            under the

           PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                              * * *

              AMERICAN ELECTRIC POWER COMPANY, INC.
                    AEP ENERGY SERVICES, INC.
             1 Riverside Plaza, Columbus, Ohio 43215
       (Name of company or companies filing this statement
          and addresses of principal executive offices)

                              * * *

              AMERICAN ELECTRIC POWER COMPANY, INC.
             1 Riverside Plaza, Columbus, Ohio 43215
             (Name of top registered holding company
             parent of each applicant or declarant)

                              * * *

             G. P. Maloney, Executive Vice President
           AMERICAN ELECTRIC POWER SERVICE CORPORATION
             1 Riverside Plaza, Columbus, Ohio 43215


                Jeffrey D. Cross, General Counsel
                    AEP ENERGY SERVICES, INC.
             1 Riverside Plaza, Columbus, Ohio 43215
           (Names and addresses of agents for service)




     American Electric Power Company, Inc. ("American") and AEP Energy Services, Inc. ("AEPES") hereby amend their Application or Declaration on Form U-1 in File No. 70-8307 as follows:
     By amending and restating part D. Investments in AEPES, Financing and Guaranties under ITEM 1. DESCRIPTION OF PROPOSED TRANSACTION as follows:
     "By extending American's authority to guarantee AEPES' debt and other obligations until December 31, 1998. All other terms relating to American's authority to guarantee AEPES' debt and other obligations, as set forth in the Commission's Order dated April 5, 1995 (HCAR No. 35-26267) remains unchanged. American's authority to invest in AEPES and AEPES's authority to incur debt is now permitted under Rules 45 and 52, as amended in HCAR No. 26311 (June 28, 1995), and therefore does not need to be extended."
                            SIGNATURE
     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this amendment to be signed on their behalf by the undersigned thereunto duly authorized.
                    AMERICAN ELECTRIC POWER COMPANY, INC.


                    By   _/s/ G. P. Maloney______________
                         Vice President


                    AEP ENERGY SERVICES, INC.


                    By   _/s/ D. M. Clements, Jr.________
                         President

Dated:    December ____, 1995